Exhibit 99.1

Semler Reports 2016 First Quarter Financial Results

Improvement in Operating Expenses Supports Goal of Profitability in 2016

PORTLAND, Ore. – April 29, 2016 – Semler Scientific, Inc. (Nasdaq: SMLR; “Semler”), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups, today reported financial results for the first quarter ended March 31, 2016.

“Semler reported a reduction in operating expenses and an improvement in cash position through the issuance of promissory notes in the first quarter of 2016,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “We are pursuing the goals of profitability, positive cash flow from operations and minimal shareholder dilution,” he added.

FINANCIAL RESULTS

In the three months ended March 31, 2016, compared to the corresponding period of 2015, Semler had:

•	Revenue of $1,501,000, an increase of $299,000, compared to $1,202,000
•	Total operating expense, which includes cost of revenue, of $2,433,000, a decrease of $117,000 compared to $2,550,000
•	Cost of revenue of $417,000, an increase of $176,000, from $241,000
•	Net loss of $1,006,000, or $0.20 per share, a decrease of $366,000, compared to a net loss of $1,372,000, or $0.29 per share

In the three months ended March 31, 2016, compared to three months ended December 31, 2015, Semler had:

•	Revenue of $1,501,000, a decrease of $1,433,000, compared to $2,934,000
•	Total operating expense, which includes cost of revenue, of $2,433,000, a decrease of $4,707,000 compared to $7,140,000
•	Cost of revenue of $417,000, a decrease of $1,543,000, from $1,960,000
•	Stock compensation expense of $69,000, a decrease of $1,987,000 compared to $2,056,000, primarily due to accelerated vesting of stock options in December 2015
•	Net loss of $1,006,000, or $0.20 per share, a decrease of $3,202,000, compared to a net loss of $4,208,000, or $0.84 per share
•	Cash of $1,441,000, an increase of $1,036,000, compared to $405,000

Semler issued promissory notes to obtain $2,200,000 of additional capital in the first quarter of 2016. Also, WellChec™, Semler’s multi-test service, was not offered in the first quarter of 2016. WellChec™ was responsible for both substantial revenue growth and associated start-up costs in the fourth quarter of 2015, which impacts comparisons of both revenue and operating expense from sequential quarterly periods. We expect that WellChec™ will be active in the latter half of 2016.

FIRST QUARTER 2016 HIGHLIGHTS

The major accomplishments of 2016 to date are as follows:

1)	Raised $2,360,000 of debt financing ($160,000 of which was received in April 2016)

2)	Reduced quarterly operating expenses (which include cost of revenue) to $2,433,000 from $7,140,000 in the three months ended December 31, 2015 and from $2,550,000 in the three months ended March 31, 2015

3)	Increased the established base of QuantaFlo™ installations with large health insurance company customers

In 2016, revenue from QuantaFlo™ is expected to continue to grow due to an increasing number of installations, average pricing and the recurring revenue business model. We also plan to limit WellChec™ business until later in the year. Because Semler does not give financial guidance, the magnitude of these changes and progress towards such an operating plan will be reported during the quarterly earnings releases, and will depend on our ability to continue to win customers for both QuantaFlo™ and WellChec™.

“We continue to grow our QuantaFlo™ and vascular testing products revenue and have reduced net operating loss,” said Dr. Murphy-Chutorian. “Our cash position has improved and is expected to be sufficient to fund operations until achieving our goal of profitability,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EDT, Friday, April 29, 2016. The call will address first quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the “Semler First Quarter 2016 Financial Results Call, conference ID#: 93156415” The conference call will be archived on Semler’s website at www.semlerscientific.com.

Semler Scientific, Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	(Unaudited) For the three months ended March 31

	2016	2015

Revenue	$1,501	1,202

Operating expenses:
Cost of revenue	417	241
Engineering and product development	270	309
Sales and marketing	974	1,207
General and administrative	772	793

Total operating expenses	2,433	2,550

Loss from operations	(932)	(1,348)

Other expense:	(74)	(24)

Net loss	$(1,006)	$(1,372)

Net loss per share, basic and diluted	$(0.20)	$(0.29)

Weighted average number of shares used in computing basic and diluted loss per share	5,123,568	4,763,573

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	(Unaudited) As of March 31,	As of December 31,
	2016	2015

Cash	$1,441	$405
Other current assets	731	1,347
Noncurrent assets	1,253	1,327
Total assets	3,425	3,079

Current liabilities	3,123	4,108
Non-current liabilities	1,963	43
Stockholders' deficit	(1,661)	(1,072)
Total liabilities and stockholders' deficit	$3,425	3,079

About Semler Scientific, Inc.:

Semler Scientific, Inc., is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015. In April 2015, we launched our multi-test service offering, WellChec™, to more comprehensively evaluate patients for chronic disease. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding achieving profitability and cash flow from operations, as well the effects of Semler Scientific’s products and services on prevention and healthcare costs. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its vascular disease testing products or adopt WellChec™, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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